UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our 2016 Annual Meeting of Stockholders was held on May 5, 2016, to consider and act upon the three proposals listed below, all of which were approved and adopted. The final results of the stockholder voting regarding each proposal were as follows:

Proposal 1: Election of the persons named below to serve as Class B Directors for a two-year term that expires at our 2018 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Class B Directors
Kern M. Davis, M.D.	12,179,897	2,340,264	4,372,734
William H. Hood, III	21,392,044	2,128,117	4,372,734
Sherill W. Hudson	12,495,127	2,025,034	4,372,734
Alec L. Poitevint, II	12,496,296	2,023,865	4,372,734

Proposal 2: Ratification of the appointment of RSM US, LLP as the Company's independent registered public accounting firm for 2016.

For	Against	Abstained
18,714,675	18,531	159,689

Proposal 3: Advisory vote on the compensation of our named executive officers.

For	Against	Abstained	Broker Non-Votes
13,073,234	1,406,532	40,393	4,372,736

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 6, 2016	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (Principal Financial Officer)